UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On October 10, 2023, the Board of Directors (the “Board”) of AAR CORP. (the “Company”) increased the size of the Board to 11 members, increased the number of Class I directors to four, and elected Billy J. Nolen as a director to fill the vacancy created by the increase, effective immediately. As of the date hereof, the Board has not determined any committee appointments for Mr. Nolen.

There is no arrangement or understanding between Mr. Nolen and any other person pursuant to which he was selected as a director. Mr. Nolen does not have any direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported under Item 404(a) of Regulation S-K.

Consistent with the Company’s compensation practices for non-employee directors, Mr. Nolen will receive an annualized retainer of $95,000 and an award of 1,562 shares of restricted stock, which represents a pro-rata portion of the annual restricted stock award granted to directors on June 1, 2023. The restricted stock will vest on June 1, 2024.

A press release announcing the election of Mr. Nolen to the Company’s Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)                     Exhibits

Exhibit No.	Description

99.1	Press release issued by AAR CORP. on October 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023

AAR CORP.

By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary